UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                           FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  February 21, 1996



                             OEA,INC.
        (Exact name of registrant as specified in its charter)



     Delaware                       1-6711              36-2362379
(State or other jurisdiction     (Commission          (IRS Employer
   of incorporation)             File Number)        Identification No.)



P. O. Box 100488, Denver, Colorado                    80250
(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code    (303) 693-1248


  (Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant

        None

Item 2. Acquisition or Disposition of Assets

        None

Item 3. Bankruptcy or Receivership

        None

Item 4. Changes in Registrant's Certifying Accountant

        None


Item 5. Other Events

The information set forth in this Report constitutes a forward-looking statement as defined in Section 27A of the Securities Act of 1933, Rule 175 promulgated by the Securities and Exchange Commission thereunder and Section 21E of the Securities Exchange Act of 1934.

The Registrant has established the business goals set forth in Exhibit A to this Report (the "Business Goals"). The Registrant believes that the Business Goals are reasonable. However, they are based on assumptions as to future events and are therefore inherently uncertain. There can be no assurance that the Registrant will achieve the Business Goals. Among others, the following important factors may cause the Registrant's actual results to differ materially from the Business Goals.

Importance of New Automotive  Safety Product Lines.
The Registrant's automotive safety products have historically consisted of initiators which were sold to other companies for incorporation into inflators and ultimately into air bag modules. The Registrant has completed the prototype phase for smokeless hybrid inflators for passenger, driver and side-impact air bag modules and is in the process of constructing manufacturing facilities to produce its new inflators. High-volume production of the new smokeless hybrid inflators is scheduled to begin in April 1996.

A significant portion of the sales and earnings contemplated by the Business Goals are attributable to inflator sales. The importance of inflator sales increases over time, from approximately 9% of sales in 1996 to approximately 68% of sales in 1999. These increasing sales in future years will depend upon the Registrant's success in manufacturing inflators which meet the expectations of its customers in 1997 and increasing its penetration of the inflator market over time.

The Registrant is significantly expanding its facilities to support production of the smokeless hybrid inflators. While the Registrant has ordered equipment from suppliers experienced in the manufacture of automotive high-rate production equipment, no assurance can be given that the equipment will perform as designed and at the capacity required until the equipment has been operated for a period of time. In addition, any new manufacturing operation has the risk of unexpected problems that could delay the commencement or increase the cost of production.

Nature of Business Goals.
The Business Goals are based on predictions of future events that grow increasingly uncertain over the period covered. Although the Registrant receives purchase agreements from automotive customers for a year or more in advance, actual orders are placed on a monthly basis. There can be no assurance that the Registrant will actually receive projected orders. Orders for the Registrant's aerospace division are usually firm for approximately 12 months (subject to the right of the government to cancel or renegotiate orders).
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


The 1996 sales figures in the Business Goals are based on projected orders from existing automotive customers and backlog for the aerospace division. However, the sales figures for 1997 and subsequent years are based primarily on the Registrant's expectations as to the orders that will be received in the future, as to which there can be no assurance. The Registrant's receipt of orders in subsequent years will depend upon its success in meeting its customers' needs in the earlier years and on then prevailing market conditions. Those factors could result in higher or lower sales than are contemplated by the Business Goals.

Technological and Industry Changes.
The Registrant  believes that its smokeless hybrid inflator  represents the most advanced technology currently available. However, future technological changes could give competitors an advantage and adversely impact the Registrant's sales. In addition, one or more module manufacturers or automobile companies, including the Registrant's current and expected customers, could decide to manufacture inflators or initiators for their own use or to acquire them from another supplier for reasons unrelated to the technical merits of the Registrant's inflators.

Item 6. Resignation of Registrant's Directors

        None

Item 7. Financial Statements and Exhibits

        None

Item 8. Change in Fiscal Year

        None


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EXHIBIT A
                                 BUSINESS GOALS


                              FY '96    FY '97    FY '98    FY '99
                              ------    ------    ------    ------

NUMBER OF INITIATORS SOLD
OUTSIDE OEA (1)               20MM      20MM      20MM      28MM (2)

NUMBER OF INFLATORS          .01MM       3MM       6MM      11MM

TOTAL SALES (3)             $160MM    $230MM    $300MM    $380MM

TOTAL EPS (3)               $1.40     $1.85     $2.25     $2.75




    (1) Excludes sales to OEA Inflator Group.
    (2) Introduces OEA $1.70 initiator; 40MM planned for FY 2001.
    (3) Includes Aerospace.

                                 BUSINESS GOALS




                                             FY '96              FY 2001
                                             ------              -------

SALES                                       $160MM              $531MM

NET PROFIT                                  $ 29MM              $ 82MM

EPS                                         $1.40               $4.00

CAPITAL EXPENDITURES                        $ 45MM              $ 30MM


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              OEA, INC.
                                        ---------------------
                                            (Registrant)

February 21, 1996                           Paul J. Martin
-----------------                        -------------------
      Date                               Paul J. Martin
                                         Vice President/Treasurer


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